                                                                     EXHIBIT 4.1

                                                        [EXECUTION COPY 8/16/95]

                      TENTH AMENDMENT TO CREDIT AGREEMENT


     THIS TENTH AMENDMENT (the "Tenth Amendment"), dated as of August 17, 1995,
                                ---------------
is entered into by and among BROADWAY STORES, INC., a Delaware corporation previously known as Carter Hawley Hale Stores, Inc. (the "Borrower"), the
                                                          --------
financial institutions parties hereto (the "Lenders") and GENERAL ELECTRIC
                                            -------
CAPITAL CORPORATION, a New York corporation, as agent (the "Agent") for the
                                                            -----
Lenders.

                                R E C I T A L S
                                ---------------

     WHEREAS, the parties hereto have entered into that certain Credit Agreement dated as of October 8, 1992 and amended by the letter agreement dated April 29, 1993, the Amended and Restated Second Amendment dated as of August 20, 1993, the Third Amendment dated as of September 30, 1993, the Fourth Amendment dated as of October 31, 1993, the Fifth Amendment dated as of December 10, 1993, the Sixth Amendment dated as of February 26, 1994, the Seventh Amendment dated as of September 13, 1994, the Eighth Amendment dated as of March 3, 1995 and the Ninth Amendment dated as of June 28, 1995 (as so amended, the "Credit Agreement"), and
                                                         ----------------
now desire to amend the Credit Agreement in certain respects;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

     1.  Definitions.  Unless otherwise defined herein, terms defined in the
         -----------
Credit Agreement are used herein with the same meanings ascribed to them therein.

     2.  Amendments to the Credit Agreement:  Upon the Effective Date (as
         ----------------------------------
defined herein), the Credit Agreement is hereby amended as follows:

     2.1  Amendment to Article 1.  Article 1 of the Credit Agreement is hereby
          ----------------------
amended as follows:

     (a) The definition of "Borrowing Base" is amended in its entirety to read as follows:

               "Borrowing Base" shall mean, at any time, the lesser of (i) the
                --------------
     Commitment or (ii) up to 55% of Eligible Inventory (valued on a first-in, first-out basis, at the lower of cost or market), less such reserves as the Required

                                                        [EXECUTION COPY 8/16/95]

     Lenders may deem necessary from time to time. The Agent shall promptly inform the Borrower of the establishment of any such other reserve (together with a statement in reasonable detail of the reasons therefor), but failure to do so shall not impair the effectiveness of any such reserve for purposes of this Agreement.

          (b) The definition of "Commitment Termination Date" is amended in its entirety to read as follows:

               "Commitment Termination Date" shall mean the earliest of: (i)
                ---------------------------
     February 29, 1996, if the Federated Merger shall not have become effective on or prior to such date; (ii) October 8, 1996, (iii) the date that the Borrower prepays the Loan in accordance with Section 2.3(e), (iv) the date
                                                  --------------
     on which any Event of Default specified in Section 9.1(g), 9.1(h) or 9.1(i)
                                                ----------------------    ------
     occurs and (iv) the date that the Required Lenders elect to terminate the Borrower's right to receive Advances or accommodations for Letters of Credit pursuant to Section 9.2. The Borrower shall have no right to
                        -----------
     terminate the Commitments unless simultaneously therewith all commitments of the Receivables Lender under the Accounts Receivable Facility are terminated.

          (c) The definition of "Total Commitment Amount" is amended in its entirety to read as follows:

               "Total Commitment Amount" shall mean $250,000,000.
                -----------------------

          (d) The following new definitions are added to Article 1 of the Credit Agreement in alphabetical order:

               "Federated" shall mean Federated Department Stores, Inc., a
                ---------
     Delaware corporation.

               "Federated Merger" shall mean the merger of Nomo Company, Inc., a
                ----------------
     wholly owned subsidiary of Federated, with and into the Borrower (with the Borrower as the surviving corporation) pursuant to the terms of the Federated Merger Agreement.

               "Federated Merger Agreement" shall mean the Agreement and Plan of
                --------------------------
     Merger dated as of August 14, 1995 by and among the Borrower, Federated and Nomo Company, Inc., as such agreement may be amended, modified or supplemented from time to time.

               "Federated Merger Termination Date" shall mean the date on which
                ---------------------------------
     the Federated Merger Agreement is terminated

                                                        [EXECUTION COPY 8/16/95]

     by the parties thereto or is terminated in accordance with its terms or, if earlier, the date on which any condition precedent to the effectiveness of the Federated Merger becomes incapable of being met prior to February 29, 1996.

          2.2  Amendment to Section 5.1.  The following new Section 5.1(k) shall
               ------------------------
be added to the end of Section 5.1 of the Credit Agreement:

               (k) At any time after the Federated Merger Termination Date, promptly upon the request of the Agent, but in any event no later than the date (during the fiscal week following such request) on which the next Borrowing Base Certificate is required to be delivered pursuant to Section
                                                                        -------
     5.4, a certificate of the chief executive officer or chief financial
     ---
     officer of the Borrower setting forth in reasonable detail calculations indicating compliance with the financial covenant contained in Section
                                                                    -------
     7.1(d)(ii) for each period requested by the Agent.
     ----------

          2.3  Amendment to Section 7.1.
               ------------------------

          (a) Sections 7.1(a), 7.1(b), 7.1(c) and 7.1(f) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

               (a)  [INTENTIONALLY OMITTED].

               (b)  [INTENTIONALLY OMITTED].

               (c)  [INTENTIONALLY OMITTED].

               (f)  [INTENTIONALLY OMITTED].

          (b) Section 7.1(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

               (d) Consolidated Minimum Inventory Balance.  (i) The Borrower
                   --------------------------------------
          will not permit the aggregate amount of all inventory of the Borrower and its Subsidiaries (determined on the lower of a first-in, first-out or market basis) on the last day of any Fiscal Month set forth below to be less than the minimum amount set forth below opposite such Fiscal Month (provided that the minimum amount set forth opposite
                        --------
          January 1996 shall not include inventory-in-transit):

                                                        [EXECUTION COPY 8/16/95]



           Fiscal Month     Minimum Amount
          --------------   -----------------
          August 1995              -0-
          September 1995        $333,000,000
          October 1995          $421,000,000
          November 1995         $478,000,000
          December 1995         $354,000,000
          January 1996          $360,000,000
          February 1996         $418,900,000
          March 1996            $409,700,000
          April 1996            $404,700,000
          May 1996              $415,700,000
          June 1996             $382,100,000
          July 1996             $386,100,000
          August 1996           $426,600,000
          September 1996        $443,700,000; and

                    (ii) if the Federated Merger Termination Date has occurred at any time prior to the Commitment Termination Date, the Borrower will not permit the aggregate amount of all inventory of the Borrower and its Subsidiaries (determined on the lower of a first-in, first-out or market basis) at any time during each period or on any date set forth below to be less than the minimum amount set forth below opposite such period or date (provided that the minimum amount set
                                        --------
          forth opposite the period ending February 28, 1996 shall not include inventory-in-transit) for a period of more than five consecutive days:

          Period                         Minimum Amount
          ------                         --------------
          September 1, 1995 through
            October 30, 1995               $333,000,000
          October 31, 1995 through
            November 29, 1995              $421,000,000
          November 30, 1995                $478,000,000
          December 1, 1995 through
            January 30, 1996               $354,000,000
          January 31, 1996 through
            February 28, 1996              $360,000,000
          February 29, 1996                $418,900,000

          2.4  Amendment to Section 7.13.  Sections 7.13 of the Credit Agreement
               -------------------------
is amended in its entirety to read as follows:

          7.13   Restricted Payments.  The Borrower shall not make any
                 -------------------
     Restricted Payments; provided, however, after the consummation of the
                          --------  -------
     Federated Merger, the Borrower may

                                                        [EXECUTION COPY 8/16/95]

     repurchase the Convertible Subordinated Notes to the extent such repurchase is required to be made under the terms of the Convertible Subordinated Notes as a result of the Federated Merger but only from the proceeds of (i) a contribution made by Federated to the common equity of the Borrower or
     (ii) intercompany loans made by Federated to the Borrower which have been subordinated to the Obligations on terms and conditions satisfactory to the Required Lenders.

          2.5  Amendment to Section 9.1(m).  Section 9.1(m) of the Credit
               ---------------------------
Agreement is amended in its entirety to read as follows:

          (m) Any Change in Control shall occur (other than a Change in Control resulting from the consummation of the Federated Merger).

          3.   Consents.  The Lenders hereby consent, pursuant to Sections 7.2,
               --------
7.4 and 7.6 of the Credit Agreement, to the Federated Merger. The Lenders hereby consent, pursuant to Section 7.14 of the Credit Agreement, to any intercompany Indebtedness to be incurred by the Borrower pursuant to, and used for the purpose specified in, Section 7.13 of the Credit Agreement.

          4.  Effective Date.  This Tenth Amendment shall become effective as of
              --------------
the date hereof (the "Effective Date") when all of the following conditions have
                      --------------
been satisfied:

               (a) The Agent has received each of the following in form and substance satisfactory to it:

                    (i) counterparts hereof signed by the Borrower, the Lenders and the Agent, together with an Amended and Restated Note in the form of Exhibit A hereto;
             ---------

                    (ii) one or more certificates, dated the Effective Date and in form and substance satisfactory to the Agent, of the Secretary or any Assistant Secretary of the Borrower certifying (A) as to resolutions of the Board of Directors of the Borrower authorizing this Tenth Amendment and the transactions contemplated hereby and thereby,
          (B) that the resolutions described in clause (A) have not been amended
                                                ----------
          and remain in full force and effect, (C) as to the incumbency and signatures of each officer of the Borrower executing this Tenth Amendment or any of the Loan Documents delivered in connection therewith, (D)

                                                        [EXECUTION COPY 8/16/95]

          as to the matters set forth in Section 4 of this Tenth Amendment, and
                                         ---------
          (E) as to such other matters as shall be reasonably requested by Agent; and

                    (iii) opinions, dated the Effective Date and addressed to the Agent and each Lender, of (A) George Touras, general counsel of the Borrower and (B) of Milbank, Tweed, Hadley & McCloy, counsel to the Borrower.

               (b) The Borrower shall have paid to the Agent for the account of the Lenders an amendment fee in the amount of $1,125,000 in same day funds.

          5.   Representations and Warranties.  The Borrower hereby represents
               ------------------------------
and warrants that, as of the date hereof and as of the Effective Date, after giving effect to this Tenth Amendment:

               (a) The execution, delivery and performance by the Borrower of this Tenth Amendment have been duly authorized by all necessary corporate action;

               (b) Each of the Loan Documents constitutes (and, after giving effect to the Federated Merger, will constitute) the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

               (c) After giving effect to the Federated Merger, the Borrower will be a wholly owned subsidiary of Federated;

               (d) No Default or Event of Default has occurred or is continuing; and

               (e) The representations and warranties of the Borrower contained in Article 4 of the Credit Agreement and any other Loan Document (other
        ---------
     than representations and warranties which expressly speak as of a different date) are true, correct and complete in all material respects, except that such representations and warranties need not be true, correct and complete to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement.

          6.   Limitation on Amendment.  This Tenth Amendment shall be limited
               -----------------------
solely to the matters expressly set forth herein and shall not (a) constitute a waiver or amendment of any other

                                                        [EXECUTION COPY 8/16/95]

term or condition of the Credit Agreement, or of any instruments or agreements referred to therein, (b) prejudice any right or rights which the Agent or any of the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any instruments or agreements referred to therein, or
(c) require the Agent or the Lenders to agree to a similar waiver or amendment or grant a similar waiver or amendment for a similar transaction or on a future occasion. Except to the extent specifically waived herein, the provisions of the Credit Agreement shall not be amended, modified, impaired or otherwise affected hereby, and the Credit Agreement and all of the Obligations are hereby confirmed in full force and effect.

          7.   Confirmation of Obligations and Liens.  In consideration for the
               -------------------------------------
Lenders agreement to enter into this Tenth Amendment, the Borrower hereby (i) confirms that as of August 15, 1995 the outstanding principal amount of the Advances was $25,551,000.00 and the outstanding amount of Letter of Credit Obligations was $58,494,429.96 and that such amounts are payable pursuant to the Credit Agreement, as amended hereby, without offset, withholding, counterclaim or deduction of any kind and (ii) confirms and agrees that all Liens granted to the Agent or any Lender under the Collateral Documents and the other Loan Documents are valid and fully perfected and remain in full force and effect.

          8.   Release of Lender Parties.  The Borrower, for itself and on
               -------------------------
behalf of each of its Subsidiaries and Affiliates and each of its employees, officers and directors, and each of their respective predecessors, successors and assigns (collectively, the "Releasors"), does hereby forever and unconditionally (i) release, discharge and acquit the Agent and each of the Lenders, and each of their respective parent corporations, Subsidiaries and Affiliates, and each of their respective officers, directors, shareholders, employees, attorneys, agents, accountants, consultants, servants and representatives, and each their respective predecessors, successors, heirs and assigns (collectively, the "Lender Parties"), of and from any and all claims of every type, kind, nature, description or character, known and unknown, whensoever arising out of any actions or omissions of the Lender Parties, or any of them, occurring at any time up to and through the date hereof, which in any way arise out of, are connected with or relate to the Loan Documents (collectively, "Claims"), and (ii) agree not to bring any action in any judicial, administrative or other proceeding against the Lender Parties, or any of them, alleging any such Claim or otherwise arising in connection with any such Claim, or support any shareholder of the Borrower or any

                                                        [EXECUTION COPY 8/16/95]

of the respective Releasors in any such action brought by such shareholder.

          9.   Miscellaneous.  This Tenth Amendment is a Loan Document and,
               -------------
together with the Credit Agreement and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

          10.  Severability.  Whenever possible, each provision of this Tenth
               ------------
Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Tenth Amendment be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Tenth Amendment.

          11.  Governing Law.  This Tenth Amendment shall be governed by, and
               -------------
shall be construed and enforced in accordance with, the laws of the State of New York.

          12.  Costs and Expenses; Indemnity.
               -----------------------------

          (a) The Borrower agrees to reimburse GE Capital and its affiliates as parties to both the Credit Agreement and the Accounts Receivable Facility for all costs and expenses incurred by GE Capital and its affiliates in connection with the preparation, reproduction, execution and delivery of this Tenth Amendment and all other agreements entered into in connection herewith.

          (b) The Borrower agrees that its obligation to indemnify each Indemnified Person under the terms of Article 10 of the Credit Agreement shall include an obligation to indemnify and hold each such Indemnified Person harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys', experts' and witness fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by such Indemnified Person in connection with or arising out of this Tenth Amendment or any other Loan Document or the Federated Merger Agreement or any other agreement entered into in connection with the Tenth Amendment or in any way related to the Federated Merger.

                                                        [EXECUTION COPY 8/16/95]


          13.  Counterparts.  This Tenth Amendment may be executed in any number
               ------------
of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

          WITNESS the due execution hereof as of the date first above written.

                              BROADWAY STORES, INC., as the Borrower



                              By: /s/ Ralph DeMarco
                                  _________________________________
                                  Title: Vice President - Treasurer


                              GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as the Lender



                              By: _____________________________
                                  Title:

                          EXHIBIT A TO TENTH AMENDMENT

               FORM OF AMENDED AND RESTATED REVOLVING CREDIT NOTE
               --------------------------------------------------


$250,000,000                                       August 17, 1995


          FOR VALUE RECEIVED, the undersigned, BROADWAY STORES, INC., a Delaware corporation (previously known as Carter Hawley Hale Stores, Inc.) having an office at 3880 N. Mission Road, Los Angeles, California 90031 (the "Borrower"),
                                                                    --------
hereby promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION (the "Lender"), or its registered assigns, in lawful money of the United States of
 ------
America and in immediately available funds, the principal amount of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), or, if less, the aggregate unpaid principal amount of all Advances made by the Lender pursuant to that certain Credit Agreement, dated as of October 8, 1992 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, certain commercial lending institutions
-----------------
(including the Lender) as are, or may from time to time become, parties thereto, and General Electric Capital Corporation, as Agent, together with interest on the unpaid principal amount of this Note outstanding from time to time from the date of the first advance made or deemed to have been made hereunder, as hereinafter provided.

          This Note is issued pursuant to the Credit Agreement, is one of the Notes referred to therein, and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the Advances evidenced hereby are made. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

          The principal amount of the indebtedness from time to time evidenced hereby shall be payable in the manner specified in the Credit Agreement and, if not sooner paid in full, on October 8, 1996.

          The outstanding principal amount of indebtedness evidenced hereby shall bear interest, payable monthly in arrears on the tenth day of each month for the immediately preceding calendar month, as set forth in the Credit Agreement.

          Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

          If any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of an Event of Default, this Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and upon such declaration immediately shall become, due and payable.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

          This Note is given in renewal of and rearrangement and substitution, but not in payment, for the "Note" referred to in the Credit Agreement (the "Prior Note"), it being acknowledged and agreed that the indebtedness evidenced
-----------
by the Prior Note constitutes the same indebtedness evidenced by this Note and that this Note in no way is intended to constitute a novation of such Prior Note or the outstanding principal amount thereof.

          This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                              BROADWAY STORES, INC.



                              By /s/ Ralph DeMarco
                                 ___________________________________
                                  Title: Vice President - Treasurer